Exhibit 10.10

Power of Attorney

I, Sufen LING, a Chinese citizen whose ID card number is [            ], am a shareholder holding 5% equity (My Equity) in Shanghai Caishuo Talent Information Consulting Co., Ltd. For my equity, I hereby irrevocably authorize CDP Information Technology (Shanghai) Co., Ltd. to exercise the following rights during the term of this Power of Attorney:

CDP Information Technology (Shanghai) Co., Ltd. is authorized to act as my sole and exclusive agent to exercise the rights with respect of the matters related to my equity, including but not limited to: (i) to attend the shareholders’ meeting of Shanghai Caishuo Talent Information Consulting Co., Ltd.; (ii) to exercise all the shareholders’ rights and voting rights that I have in accordance with the laws of China and the Articles of Association of Shanghai Caishuo Talent Information Consulting Co., Ltd., including but not limited to the sale or transfer or pledge or disposal of all or any part of my equity; and (iii) as my authorized representative, to designate and appoint the Legal Representative, Board Chairman, Executive Directors, Directors, Supervisors, General Manager and other senior management members of Shanghai Caishuo Talent Information Consulting Co., Ltd.

CDP Information Technology (Shanghai) Co., Ltd. will have the rights to sign the transfer contract agreed in the Exclusive Purchase Right Contract (to which I am a contracting party as required) on my behalf within the scope of authorization, and perform the Equity Pledge Contract and the Exclusive Purchase Right Contract executed by me as a party thereto and the instruments, documents or provisions amending, supplementing, substituting and / or restating the same from time to time. The exercise of these rights will not limit this Power of Attorney.

All acts of CDP Information Technology (Shanghai) Co., Ltd. in respect of my equity are deemed to be my acts, and all documents signed by it are deemed to be signed by me and will be recognized by me.

CDP Information Technology (Shanghai) Co., Ltd. has the right to re-entrust any other person or entity to handle the aforesaid matters without giving me a prior notice or obtain my prior consent.

This Power of Attorney shall be irrevocable and continue to be valid as of the date of signing of the Power of Attorney while I am a shareholder of Shanghai Caishuo Talent Information Consulting Co., Ltd.

During the term of this Power of Attorney, I hereby waive all rights relating to my equity which have been authorized to CDP Information Technology (Shanghai) Co., Ltd. through this Power of Attorney, and I shall not exercise such rights on my own.

Sufen LING

/s/ Sufen Ling
Date: January 23, 2018